Exhibit 4.2

EXECUTION VERSION

EXCO RESOURCES, INC.

Hybrid Preferred Stock

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated March 28, 2007, among EXCO Resources, Inc., a Texas corporation (the “Company”), and the purchasers of the Hybrid Shares (as defined below) signatory hereto (each such purchaser, a “Purchaser” and all such purchasers collectively, the “Purchasers”), is entered into pursuant to that certain Preferred Stock Purchase Agreement, dated the date hereof, among the Company and the Purchasers (the “Purchase Agreement”), providing for the Company’s issuance and sale of (a) an aggregate of 39,008 shares (the “7.0% Preferred Shares”) of 7.0% Preferred Stock, in the series and amounts set forth on Schedule A to the Purchase Agreement, and (b) 160,992 shares (the “Hybrid Shares” and together with the 7.0% Preferred Shares, the “Purchased Shares”) of Hybrid Preferred Stock, in the series and amounts set forth on Schedule A to the Purchase Agreement.

1.                                       Shelf Registration. If any Registrable Shares are outstanding on September 26, 2007, the Company shall take the following actions:

(a)                                  The Company shall, as soon as practicable but in any event by December 24, 2007, file with the Securities and Exchange Commission (the “Commission”), and thereafter use its best efforts to cause to be declared effective no later than March 24, 2008, subject to Section 2(h), a registration statement (the “Shelf Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Shares by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement (which shall be substantially in the form of Annex B hereto except to the extent revised pursuant to comments received from the staff of the Commission or otherwise required by applicable law or regulation) and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder shall be entitled to have the Registrable Shares held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder and submits a Notice and Questionnaire.

(b)                                 The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective, in order to permit the prospectus included therein to be lawfully delivered by the Holders of the Registrable Shares included therein, until the earlier of (i) the date on which all Registrable Shares covered by the Shelf Registration Statement cease to be Registrable Shares or (ii) the NYSE Approval Date (such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Shares covered thereby not being able to offer and sell such Registrable Shares during that period, unless such action is required by applicable law or except as provided in Section 2(h).

(c)                                  Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Shelf Registration Statement (as of the effective date of the Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus or Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.

(d)                                 The Company shall use its best efforts to cause the Registrable Shares included in the Shelf Registration Statement to be, upon resale thereunder, listed on the New York Stock Exchange, Inc. (the “NYSE”) or, if the Common Stock is not then listed on the NYSE, on the principal national securities exchange on which the Common Stock is then listed, or if the Common Stock is not then listed on a national securities exchange, authorized for quotation on any automated quotation system on which the Common Stock is then quoted.

2.                                       Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

(a)                                  At the time the Commission declares such Shelf Registration Statement effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to the time of effectiveness shall be named as a selling security holder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Shares included in the Shelf Registration Statement in accordance with applicable law, subject to the terms and conditions hereof. Following the effective date of the Shelf Registration Statement, each Holder that is not a Notice Holder wishing to sell Registrable Shares pursuant to the Shelf Registration Statement and the related prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution by such Holder of Registrable Shares under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) five (5) Business Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period that is either in effect when the Notice and Questionnaire is delivered or put into effect within five (5) Business Days of such delivery date:

(i)                                     if required by applicable law, prepare and file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file with the Commission any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of such Holder’s Registrable Shares included in the Shelf Registration Statement in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is ninety (90) days after the date such post-effective amendment is required by this clause to be filed;

(ii)                                  provide such Holder copies of any documents filed pursuant to Section 2(a)(i); and

(iii)                               notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(a)(i);

provided, that if such Notice and Questionnaire is delivered during a Deferral Period (as defined in Section 2(h)), the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with this Section 2(a) and Section 2(h) of this Agreement. Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling security holder in the Shelf Registration Statement or related prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date; provided, further, that in no event shall the Company be required to file pursuant to this Section 2(a) in the case where a post-effective amendment is required, more than one post-effective amendment to the Shelf Registration Statement in any 60-day period.

(b)                                 The Company shall notify the Holders of the Registrable Shares included within the coverage of the Shelf Registration Statement (which notice may, at the discretion of the Company (or as required pursuant to Section 2(h)), state that it constitutes a Deferral Notice, in which event the provisions of Section 2(h) shall apply):

(i)                                     when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause the Shelf Registration Statement not to remain effective;

(iv)                              of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)                                 of the occurrence of any Material Event (as defined in Section 2(h)).

(c)                                  The Company shall use its best efforts to obtain the withdrawal at the earliest possible time of any stop order suspending the effectiveness of the Shelf Registration Statement and the elimination of any other impediment to the continued effectiveness of the Shelf Registration Statement.

(d)                                 The Company shall promptly furnish to each Holder of Registrable Shares included within the coverage of the Shelf Registration, without charge, if the Holder so requests in writing, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and all exhibits thereto (including those, if any, incorporated by reference).

(e)                                  The Company shall promptly deliver to each Holder of Registrable Shares included within the coverage of the Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment thereof or supplement thereto and any Free Writing Prospectus used in connection therewith as such Holder may reasonably request. The Company consents, subject to the provisions of this Agreement and except during such periods that a Deferral Notice is outstanding and has not been revoked, to the use of the prospectus and each amendment or supplement thereto and any Free Writing Prospectus used in connection therewith by each of the selling Holders in connection with the offering and sale of the Registrable Shares covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f)                                    The Company shall use its best efforts to register or qualify, or cooperate with the Holders of the Registrable Shares included in the Shelf Registration Statement and their respective counsel in connection with the registration or qualification of, the resale of the Registrable Shares under the securities or “blue sky” laws of such states of the United States as any Holder requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Shares covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process or to taxation in any jurisdiction to which it is not then so subject.

(g)                                 The Company shall cooperate with the Holders of the Registrable Shares to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be delivered to a transferee pursuant to the Shelf Registration Statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as the Holders may request.

(h)                                 Upon (i) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which (x) the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any prospectus included in the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the occurrence or existence of any pending corporate development that, in the reasonable judgment of the Company, makes it necessary to suspend the availability of the Shelf Registration Statement and the related prospectus for a period of time:

(A)                              in the case of clause (ii) above, subject to clause (B) below, as promptly as practicable, the Company shall prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Shelf Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and related prospectus so that (1) such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, and, in the case of a post-effective amendment to the Shelf Registration Statement, subject to the next sentence, use its best efforts to cause it to be declared effective as promptly as is practicable; and

(B)                                the Company shall give notice to the Notice Holders with respect to such Shelf Registration Statement, that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Shares pursuant to the Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended prospectus provided for in clause (A) above, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

The Company will use its best efforts to ensure that the use of the prospectus with respect to the Shelf Registration Statement may be resumed (x) in the case of clause (i) above, as promptly as is practicable, (y) in the case of clause (ii) above, as soon as, in the reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or as soon as practicable thereafter and (z) in the case of clause (iii) above, as soon as, in the reasonable judgment of the Company, such suspension is no longer necessary; provided, that in no event shall (A) the aggregate duration of any such suspension arising from an event described in clause (iii) above exceed 60 days, (B) the aggregate duration of all such suspensions arising from events described in clause (iii) above exceed 90 days in any 12-month period or (C) a suspension arising from an event described in clause (iii) above be invoked more than twice in any 12-month period. Any such period during which the availability of the Shelf Registration Statement and any related prospectus is suspended is referred to as the “Deferral Period.”

(i)                                     Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Registrable Shares registered for resale under the Shelf Registration Statement, and provide the transfer agent for the Registrable Shares one or more certificates for such Registrable Shares, in a form eligible for deposit with The Depository Trust Company.

(j)                                     The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(k)                                  If requested in writing in connection with a disposition of Registrable Shares pursuant to the Shelf Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of a majority of the number of such Registrable Shares, any broker-dealers, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by a broker-dealer engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any prospectus or Free Writing Prospectus referred to in this Agreement) or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by one legal counsel (“Holders Counsel”) designated by the Notice Holders of a majority of the number of Registrable Shares with respect to the Shelf Registration Statement.

(l)                                     The Company shall (i) permit such Holders Counsel to review and comment upon (A) the Shelf Registration Statement at least five (5) Business Days prior to its filing with the Commission and (B) all Free Writing Prospectuses and all amendments and supplements to the Shelf Registration Statement within a reasonable number of days prior to their filing with the Commission, and (ii) not file the Shelf Registration Statement or amendment thereof or supplement thereto or any Free Writing Prospectus in a form to which such Holders Counsel reasonably objects. The Company shall furnish to such Holders Counsel, without charge, unless otherwise publicly available on the Commission’s EDGAR system, (x) copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to the Shelf Registration Statement or any document incorporated by reference therein, (y) promptly after the same is prepared and filed with the Commission, one copy of the Shelf Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Notice Holder, and all exhibits and (z) promptly upon the effectiveness of the Shelf Registration Statement, one copy of the prospectus included in the Shelf Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with such Holders Counsel in performing the Company’s obligations pursuant to this Section 2.

(m)                               The Company shall make such representations and warranties to the Holders of Registrable Shares included in the Shelf Registration Statement and to any underwriters in connection with such disposition in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings. The Company will enter into and perform customary agreements (including underwriting and indemnification and contribution agreements in customary form with the managing underwriter or underwriters, as applicable) and take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Shares and shall provide all reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the managing underwriter or underwriters, if applicable.

(n)                                 If reasonably requested by a Holder, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Shares to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to the Shelf Registration Statement if reasonably requested by a Holder holding any Registrable Shares.

(o)                                 The Company shall obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) addressed to each selling Holder of Registrable Shares included in the Shelf Registration Statement and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters.

(p)                                 The Company shall obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company(and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in, or incorporated by reference into, the Shelf Registration Statement), addressed to each selling Holder of Registrable Shares included in the Shelf Registration Statement and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings.

(q)                                 If any Holder is deemed to be, alleged to be or reasonably believes it may be deemed or alleged to be, an underwriter or is required under applicable securities laws to be described in the Shelf Registration Statement as an underwriter, at the reasonable request of such Holder, the Company shall use its best efforts to cause to be furnished to such Holder, on the date of the effectiveness of the Shelf Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in, or incorporated by reference into, the Shelf Registration Statement) in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders, and (ii) a legal opinion, dated as of such date, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holders.

Notwithstanding the foregoing, the actions set forth in Sections 2(m), (o) and (p) shall only be performed in connection with an underwritten offering and only if requested by the underwriters thereof.

3.                                       Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Shares, that no Holder shall be entitled to sell any of such Registrable Shares pursuant to the Shelf Registration Statement or to receive a prospectus relating thereto, or to receive Liquidated Damages, if any, of the type described in Section 5(b) in respect of the Registrable Shares unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(a) hereof (including the information required to be included in such Notice and Questionnaire and under Item 507 of Regulation S-K under the Securities Act). Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed under Item 507 of Regulation S-K under the Securities Act and any other material information regarding such Notice Holder and the distribution of such Registrable Shares as the Company may from time to time reasonably request. Any sale of any Registrable Shares by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the prospectus delivered by such Holder in connection with such disposition, that such prospectus does not as of the time of such sale contain any untrue statement of a material fact provided in writing by such Holder and that such prospectus does not as of the time of such sale omit to state any material fact relating to or provided in writing by such Holder necessary to make the statements in such prospectus, in the light of the circumstances under which they were made, not misleading.

4.                                       Registration Expenses.

(a)                                  All fees and expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether the Shelf Registration Statement or Requested Underwritten Offering is ever filed or becomes effective, including without limitation:

(i)                                     all registration and filing fees and expenses;

(ii)                                  all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii)                               all expenses of printing (including without limitation printing certificates and prospectuses), messenger and delivery services and telephone;

(iv)                              all fees and disbursements of counsel for the Company;

(v)                                 all application and filing fees in connection with listing on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi)                              all fees and disbursements of independent certified public accountants of the Company (including without limitation the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

(b)                                 In connection with the Shelf Registration Statement, the Company will reimburse the Holders of Registrable Shares who are selling or reselling Registrable Shares pursuant to the “Plan of Distribution” contained in the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, which shall be chosen by the Holders of a majority in number of shares of the Registrable Shares for whose benefit the Shelf Registration Statement is being prepared.

5.                                       Registration Defaults.

(a)                                  Each event described in any of the following clauses (i) through (iv) is individually referred to herein as a “Registration Default”:

(i)                                     if so required to be filed pursuant to Section 1(a), the Shelf Registration Statement has not been filed on or prior to December 24, 2007, as such date may be extended pursuant to Section 2(h)(iii);

(ii)                                  if so required to be declared effective pursuant to Section 1(a), the Shelf Registration Statement has not been declared effective under the Securities Act on or prior to March 24, 2008, as such date may be extended pursuant to Section 2(h)(iii);

(iii)                               the Shelf Registration Statement shall cease to be effective during the Shelf Registration Period; or

(iv)                              (A) the aggregate duration of any Deferral Period arising from an event described in Section 2(h)(iii) exceeds 60 days, (B) the aggregate duration of all Deferral Periods arising from events described in Section 3(h)(iii) exceeds 90 days in any 12-month period or (C) a Deferral Period arising from an event described in Section 3(h)(iii) is invoked more than twice in any 12-month period.

(b)                                 Commencing on (and including) any date that a Registration Default has begun and ending on (but excluding) the next date on which there are no Registration Defaults that have occurred and are continuing (a “Damages Accrual Period”), the Company shall pay, as liquidated damages and not as a penalty, to Holders of record of Registrable Shares included (or proposed to be included, if not filed or effective) in the Shelf Registration Statement an amount (the “Liquidated Damages”) accruing, for each day in the Damages Accrual Period, with respect to a Registration Default applicable to the Shelf Registration Statement, in respect of any share of Hybrid Preferred Stock, at a rate equal to 0.50% per annum of the Liquidation Preference then in effect for the first

90-day period from (and including) the date of such Registration Default, and thereafter for each subsequent 90-day period at an additional rate of 0.25% of the Liquidation Preference then in effect for each subsequent 90-day period (the “Liquidated Damages Rate”). Liquidated Damages shall accrue from and including the date of the applicable Registration Default to (but excluding) the date on which all Registration Defaults have been cured; provided, that Liquidated Damages shall not exceed a maximum rate of 2.00% per annum of the Liquidation Preference then in effect (the “Maximum Rate”). Notwithstanding the foregoing, no Liquidated Damages shall cumulate as to any Registrable Share from and after the earlier of (x) the date such security is no longer a Registrable Share and (y) expiration of the Shelf Registration Period.

(c)                                  The Liquidated Damages shall cumulate from the first day of the applicable Damages Accrual Period, and shall be payable in cash on each Damages Payment Date during the Damages Accrual Period to the Holder of record of the Registrable Shares on the Record Date immediately preceding the applicable Damages Payment Date (and on the Damages Payment Date next succeeding the end of the Damages Accrual Period if the Damages Accrual Period does not end on a Damages Payment Date) to the Holders of record of the Registrable Shares as of the date that such Damages Accrual Period ends.

(d)                                 Subject to Section 6(e), the parties agree that the sole monetary damages payable for any Registration Default shall be the Liquidated Damages. The parties further agree that the Liquidated Damages provided for in this Section 5 constitute a reasonable estimate of the monetary damages that may be incurred by Holders of Registrable Shares by reason of any Registration Default.

(e)                                  Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and affirms that in the event of its breach of this Agreement, the Liquidated Damages may be inadequate and the Holders may have no adequate remedy at law. Accordingly, the Company agrees that the Holders shall have the right, in addition to any other rights and remedies existing in its favor, to enforce their rights and the obligations hereunder of the Company not only by an action or actions for Liquidated Damages, but also by an action or actions for specific performance, injunctive and/or other equitable relief.

6.                                       Indemnification.

(a)                                  The Company agrees to indemnify and hold harmless each Holder of the Registrable Shares included within the coverage of the Shelf Registration Statement, the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of the Securities Act or the Exchange Act (collectively, the “Holder Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Holder Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise and shall reimburse, as incurred, the Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the Shelf Registration Statement, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder Indemnified Party specifically for inclusion therein; provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such Holder Indemnified Party. The Company shall also indemnify underwriters (including, without limitation, any Holder Indemnified Party deemed or alleged to be an underwriter or required under applicable securities laws to be described in the applicable Shelf Registration Statement as an underwriter), their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Registrable Shares if requested by such Holders. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnified Parties and shall survive the transfer of the Registrable Shares by any Holder.

(b)                                 Each Holder of the Registrable Shares covered by the Shelf Registration Statement severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that such Holder may otherwise have to the Company Indemnified Parties. Notwithstanding any other provision of this Section 6(b), no Holder shall be required to indemnify or hold harmless any Company Indemnified Party in an amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Shares pursuant to the Shelf

Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue statement or omission.

(c)                                  Promptly after receipt by a Holder Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)                                 If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holder or Holder Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this subsection (d). The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Shares pursuant to the Shelf Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  The agreements contained in this Section 6 shall survive the sale of the Registrable Shares pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

7.                                       Information Requirements. The Company covenants that, if at any time before the end of the Shelf Registration Period, the Company is not subject to the reporting requirements of the Exchange Act, it will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)) under the Securities Act. Upon the request of any Holder of Registrable Shares, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8.                                       Underwritten Registrations.

(a)                                  Request for Underwritten Offering. Upon written request, a Holder or Holders (the “Initiating Holders”) may sell all or a portion of its Registrable Shares in an underwritten offering, subject to the terms of this Section 8. From time to time, upon written request by the Initiating Holders, which request shall specify the amount of the Initiating Holders’ Registrable Shares to be sold (the “Requested Registrable Shares”), the Company shall use its best efforts to cause the sale of such Requested Registrable Shares to be in the form of a firm commitment underwritten public offering if the anticipated aggregate offering price (calculated based upon the market price of the Registrable Shares on the date of such written request) to the public equals or exceeds $150,000,000 (a “Requested Underwritten Offering”) (including causing to be produced and filed any necessary prospectuses or prospectus supplements with respect to such offering). The managing underwriter or underwriters for a Requested Underwritten Offering shall be an investment banking firm or firms of national reputation selected by the Holders holding a majority of the Registrable Shares (the “Approved Underwriters”); provided, however, that the Approved Underwriters shall, in any case, also be reasonably acceptable to the Company.

(b)                                 Participation in Requested Underwritten Offering. The Company shall (i) as promptly as practicable but in no event later than five (5) Business Days after the receipt of a request for a Requested Underwritten Offering from any Initiating Holders, give written notice thereof to all of the Holders (other than such Initiating Holders), which notice shall specify the number of Requested Registrable Shares, the names and notice information of the Initiating Holders and the intended disposition of such Registrable Shares through an underwritten public offering and (ii) subject to Section 8(c), include in the Requested Underwritten Offering all of the Registrable Shares requested by such Holders for inclusion in such Requested Underwritten Offering from whom the Company has received a written request for inclusion therein within 20 days after the receipt by such Holders of such written notice referred to in clause (i) above. Each such request by such Holders shall specify the number of Registrable Shares proposed to be included in the Requested Underwritten Offering and such Holder shall send a copy of such written request to the Company and the Initiating Holders. The failure of any Holder to respond within such 20 day period referred to in clause (ii) above shall be deemed to be a waiver of such Holder’s rights under this Section 8 with respect to such Requested Underwritten Offering. Any Holder may waive its rights under this Section 8 prior to the expiration of such 20-day period by giving written notice to the Company, with a copy to the Initiating Holders. Notwithstanding anything to the contrary herein, no equity securities of the Company held by the Company or any person other than a Holder may be included in such Requested Underwritten Offering without the prior written consent of the Holders holding a majority of the Registrable Shares.

(c)                                  Limitation on Requested Underwritten Offering. In connection with any Requested Underwritten Offering, none of the Registrable Shares held by any Holder (including the Initiating Holders) shall be included in such Requested Underwritten Offering unless such Holder (i) agrees to sell such Holder’s Registrable Shares on the basis reasonably provided in any underwriting arrangements approved by the Holders holding a majority of the Registrable Shares to be included in such Requested Underwritten Offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and then only in such aggregate amount as, in the opinion of the Approved Underwriters, can be sold in such offering within a price range acceptable to the Holders holding a majority of the Registrable Shares to be included in such Requested Underwritten Offering. If the Approved

Underwriters advise the Company in writing that the aggregate amount of such Registrable Shares requested to be included in such offering exceeds the amount which can be sold in such offering within such acceptable price range, then the Approved Underwriters shall include in such Requested Underwritten Offering only the aggregate amount of Registrable Shares that the Approved Underwriters believe may be sold within such acceptable price range consisting of, first, the Registrable Shares of the Holders (including the Initiating Holders) participating in such Requested Underwritten Offering, as a group; second, any equity securities offered by the Company for its own account; and third, any other equity securities requested to be in such Requested Underwritten Offering, as a group, pro rata within each group based on the amount of Registrable Shares or equity securities, as applicable, owned by each such party.

(d)                                 Holder Lock-up Agreements. Each Holder (including the Initiating Holders) agrees (i) not to effect any sale or transfer of any Registrable Shares or any securities convertible into or exchangeable or exercisable for such Registrable Shares and (ii) not to make any request for the registration of the sale or transfer of any Registrable Shares or any securities convertible into or exchangeable or exercisable for such Registrable Shares, in each case, during the period beginning on the date such holder is provided written notice of the Requested Underwritten Offering and ending on the date that is 90 days after the date of the final prospectus relating to the Requested Underwritten Offering, except as part of such Requested Underwritten Offering. Upon request by the Approved Underwriters, each Holder shall enter into customary lock-up agreements (“Lock-up Agreements”) on terms consistent with the preceding sentence. No Holder subject to this Section 8(d) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 8(d) unless all other Holders subject to the same obligation are also released.

(e)                                  Company Lock-up Agreement. With respect to any Requested Underwritten Offering, the Company shall not effect any sale or transfer of any Registrable Shares or any securities convertible into or exchangeable or exercisable for such Registrable Shares during the period beginning on the date it is provided written notice of the Requested Underwritten Offering and ending on the date that is 90 days after the date of the final prospectus relating to the Requested Underwritten Offering, except as part of such Requested Underwritten Offering or pursuant to a registration on Form S-4 or Form S-8 or any successor forms thereto; provided, that in no event shall the Company be prohibited from effecting any sale or transfer of Registrable Shares or any securities convertible into or exchangeable or exercisable for Registrable Shares pursuant to this Section 8(e) more than once in any 12-month period.

(f)                                    Additional Lock-up Agreements. With respect to each Requested Underwritten Offering, the Company shall use its best efforts to cause all of its directors and officers who are not otherwise Holders to execute lock-up agreements that contain restrictions that are no less restrictive than the restrictions contained in the Lock-up Agreements.

9.                                       Miscellaneous.

(a)                                  Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting Common Stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(b)                                 No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c)                                  Interpretation. Article, Section and Annex references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including, without limitation.”

(d)                                 Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the written consent of the Company and the Holders of a majority in number of then outstanding Registrable Shares; provided, however, that, notwithstanding the foregoing, any amendment or modification of or supplement to this Agreement which would materially and adversely affect any Purchaser in a manner that is disproportionate to the other Purchasers will be binding upon and enforceable against such Purchaser only with its prior written consent. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Shares being sold by such Holders pursuant to the Shelf Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Shares outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(d), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Shares. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise. A copy of each amendment, modification or supplement to this Agreement shall be delivered by the Company to each Holder.

(e)                                  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(i)                                     if to the Company, at its address as follows:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention:  General Counsel

Telephone: (214) 368-2084

Facsimile:  (214) 706-3409

with a copy to:

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attention:  Jeffrey A. Chapman

Telephone: (214) 220-7797

Facsimile:  (214) 999-7797

(ii)                                  if to a Holder, at the most current address shown for such Holder in the records of the Transfer Agent.

or to such other address as the Company or such Holder may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

(f)                                    Successors and Assigns. This Agreement shall be binding upon the Company, each Holder and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person or entity other than the parties and their respective successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder. Any Holder may assign its rights under this Agreement to any Person to whom such Holder transfers Registrable Shares in compliance with the terms of the Purchase Agreement; provided, that no transferee shall be entitled to have the Registrable Shares held by it included in a Shelf Registration Statement unless such transferee agrees in writing to be bound by this Agreement as if a party hereto and submits a Notice and Questionnaire.

(g)                                 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h)                                 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

(j)                                     Submission to Jurisdiction. The parties to this Agreement (i) irrevocably submit to the exclusive jurisdiction of any state or federal courts located in New York County, New York in connection with any disputes arising out of or relating to this Agreement and (ii) waive any claim of improper venue or any claim that those courts are an inconvenient forum. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9(e) or in such other manner as may be permitted by applicable laws, shall be valid and sufficient service thereof.

(k)                                  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any applicable law, or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transaction contemplated hereby are fulfilled to the extent possible.

(l)                                     Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, superseding all prior agreements and understandings among the parties with respect to such subject matter.

(m)                               Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(n)                                 Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period, except for any liabilities or obligations under Section 3, 4 or 6 hereof and the obligations to make payments of and provide for Liquidated Damages under Section 5 hereof to the extent such damages cumulate prior to the end of the applicable Shelf Registration Period, each of which shall remain in effect in accordance with its terms.

(o)                                 Securities Held by the Company. Whenever the consent or approval of Holders of a specified number of Registrable Shares is required hereunder, shares of Hybrid Preferred Stock held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(p)                                 Independent Nature of Obligations. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The failure or waiver of performance under this Agreement by any Purchaser shall not excuse performance by any other Purchaser. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(q)                                 Definitions. The following terms shall have the following meanings:

“7.0% Preferred Stock” means the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

“Affiliate” means with respect to any specified person, an “affiliate,” as defined in Rule 144(a)(1) of the Securities Act, of such person.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions are not required to be open in the State of New York.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preference Stock, but excluding any debt securities convertible into such equity.

“Damages Payment Date” means each February 15, May 15, August 15 and November 15.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” means a holder of record of Registrable Shares.

“Hybrid Preferred Stock” means the Series A-1 Hybrid Preferred Stock and Series A-2 Hybrid Preferred Stock.

“Liquidation Preference” has the meaning assigned to such term in the applicable Statement of Designation.

“Notice and Questionnaire” means a written notice delivered to the Company containing the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Annex A hereto.

“Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“NYSE Approval Date” means the date on which the NYSE Shareholder Approval is obtained.

“NYSE Approval Proposal” means the proposal to approve (i) the designations, preferences, limitations and relative rights set forth on Annex III of the Statements of Designation of the Hybrid Preferred Stock, including the convertibility of the Hybrid Preferred Stock into Common Stock, (ii) the issuance of all of the shares of Common Stock issuable upon the conversion of the Hybrid Preferred Stock and (ii) the removal of the restriction on adjustments to the conversion price of the 7.0% Preferred Stock as set forth in Section 10 of the Statements of Designation of the 7.0% Preferred Stock, each in accordance with the rules of the NYSE or any other U.S. national securities exchange on which the Common Stock is then listed.

“NYSE Shareholder Approval” means the requisite approval of the NYSE Approval Proposal, as required by the NYSE or any other U.S. national securities exchange on which the Common Stock is then listed, by the holders of the Capital Stock of the Company entitled to vote.

“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Preference Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any series, class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other series or class of such Person.

“Record Date” has the meaning assigned to such term in the applicable Statement of Designation.

“Registrable Shares” means each share of Hybrid Preferred Stock until the earliest of (i) the date on which such share of Hybrid Preferred Stock has been effectively registered under the Securities Act and disposed of in accordance with such registration statement, (ii) the date on which such share of Hybrid Preferred Stock is distributed to the public pursuant to Rule 144 under the Securities Act or is eligible for resale pursuant to Rule 144(k) under the Securities Act and (iii) the NYSE Approval Date.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A-1 Hybrid Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-1 Hybrid Preferred Stock” having the rights and privileges set forth in the Series A-1 Hybrid Preferred Stock Statement of Designation.

“Series A-2 Hybrid Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-2 Hybrid Preferred Stock” having the rights and privileges set forth in the Series A-2 Hybrid Preferred Stock Statement of Designation.

“Series A-1 Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

“Series A-2 Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

“Series B Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series B 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series B 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

“Series C Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series C 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series C 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

 “Statement of Designation” means, as the case may be, either the Series A-1 Hybrid Preferred Stock Statement of Designation or Series A-2 Hybrid Preferred Stock Statement of Designation.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Purchasers and the Company in accordance with its terms.

Very truly yours,

EXCO RESOURCES, INC.

By:	/s/ J. Douglas Ramsey, Ph.D.
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President and Chief Financial Officer

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

SCHEDULE OF PURCHASERS

OCM PRINCIPAL OPPORTUNITIES FUND IV, L.P.

OCM EXCO HOLDINGS, LLC

ARES CORPORATE OPPORTUNITIES FUND, L.P.

ACOF EXCO, L.P.

ACOF EXCO 892 INVESTORS, L.P.

ARES CORPORATE OPPORTUNITIES FUND II, L.P

ARES EXCO, L.P.

ARES EXCO 892 INVESTORS, L.P.

GREENHILL CAPITAL PARTNERS II, L.P.

GREENHILL CAPITAL PARTNERS (CAYMAN) II, L.P.

GREENHILL CAPITAL PARTNERS (EXECUTIVES) II, LP.

GREENHILL CAPITAL PARTNERS (EMPLOYEES) II, LP.

FARALLON CAPITAL PARTNERS, L.P.

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

FARALLON CAPITAL INSTITUTIONAL PARTNERS II. L.P.

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

TINICUM PARTNERS, L.P.

FIDELITY ADVISOR SERIES II: FIDELITY ADVISOR HIGH INCOME ADVANTAGE

PENSION INVESTMENT COMMITTEE OF GENERAL MOTORS FOR GENERAL MOTORS EMPLOYEES DOMESTIC GROUP PENSION TRUST

FIDELITY ADVISOR SERIES I:  FIDELITY ADVISOR LEVERAGED COMPANY STOCK FUND

FIDELITY SECURITIES FUND:  FIDELITY LEVERAGED COMPANY STOCK FUND

FIDELITY FINANCIAL TRUST:  FIDELITY CONVERTIBLE SECURITIES FUND

CREDIT SUISSE SECURITIES (USA) LLC

BEAR, STEARNS & CO. INC.

LB I GROUP INC.

THIRD POINT PARTNERS LP

THIRD POINT PARTNERS QUALIFIED LP

THIRD POINT OFFSHORE FUND, LTD.

THIRD POINT ULTRA LTD.

OHSF FINANCING, LTD.

OHSF FINANCING II, LTD.

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.

OAK HILL CREDIT ALPHA FINANCE I, L.P.

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD.

LERNER ENTERPRISES, L.P.

AMERICAN GENERAL LIFE INSURANCE COMPANY

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

AIG LIFE INSURANCE COMPANY

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

AMERICAN INTERNATIONAL GROUP, INC. RETIREMENT PLAN

SUNAMERICA INCOME FUNDS –SUNAMERICA STRATEGIC BOND FUND

SEASON SERIES TRUST – STRATEGIC FIXED INCOME PORTFOLIO

SUNAMERICA INCOME FUNDS –SUNAMERICA HIGH YIELD BOND FUND

VALIC COMPANY II – STRATEGIC BOND FUND

SIGNATURE PAGE

REGISTRATION RIGHTS AGREEMENT

(HYBRID PREFERRED)

VALIC COMPANY II – HIGH YIELD BOND FUND

SUNAMERICA SERIES TRUST – HIGH YIELD BOND PORTFOLIO

CYRUS OPPORTUNITIES MASTER FUND II, LTD.

CYRUS SHORT CREDIT MASTER FUND, LTD.

CRS FUND, LTD.

KINGS ROAD INVESTMENT LTD.

STRATEGIC CO-INVESTMENT PARTNERS, L.P.

PARTNERS GROUP ACCESS 12, L.P.

STOCKWELL FUND, L.P.

AIG ANNUITY INSURANCE COMPANY

MERIT LIFE INSURANCE CO.

AIG LIFE INSURANCE COMPANY

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

AMERICAN GENERAL ASSURANCE COMPANY

AMERICAN GENERAL LIFE INSURANCE COMPANY

BARCLAYS BANK PLC

SILVER POINT CAPITAL OFFSHORE FUND, LTD

SILVER POINT CAPITAL  FUND, L.P.

SPCP GROUP III, LLC

APOLLO INVESTMENT CORPORATION

BLACKROCK GLOBAL SERIES HIGH YIELD BOND FUND

BLACKROCK FUNDS – HIGH YIELD BOND PORTFOLIO

MET INVESTORS ADVISORY L.L.C.

BLACKROCK HIGH INCOME FUND OF BLACKROCK BOND FUND, INC.

BLACKROCK HIGH INCOME PORTFOLIO

BLACKROCK HIGH INCOME V.I. FUND

MLIIF US DOLLAR HIGH YIELD BOND FUND

MANAGED ACCOUNT SERIES; HIGH INCOME PORTFOLIO

MULTI-STRATEGY FIXED INCOME ALPHA MASTER SERIES TRUST

MAGNETITE ASSET INVESTORS III, L.L.C.

THE GALAXITE MASTER UNIT TRUST

BLACKROCK FINANCIAL MANAGEMENT,

                SOLELY IN ITS CAPACITY AS

                INVESTMENT ADVISOR OF THE

                OBSIDIAN MASTER FUND, A SUB-TRUST

                OF THE OBSIDIAN MASTER SERIES TRUST

BLACKROCK CORPORATE HIGH YIELD FUND, INC.

BLACKROCK CORPORATE HIGH YIELD FUND III, INC.

BLACKROCK CORPORATE HIGH YIELD FUND V, INC.

BLACKROCK CORPORATE HIGH YIELD FUND VI, INC.

MERRILL LYNCH GLOBAL INVESTMENT SERIES: INCOME STRATEGIES PORTFOLIO

BLACKROCK DEBT STRATEGIES FUND, INC.

BLACKROCK DIVERSIFIED INCOME STRATEGIES FUND, INC.

SIGNATURE PAGE
REGISTRATION RIGHTS AGREEMENT
(HYBRID PREFERRED)

ANNEX A

Notice & Questionnaire

Completed questionnaires should be returned as follows:

Copy by facsimile to EXCO Resources, Inc., Attn:  General Counsel

Fax:  (214) 706-3409

With the original copy in the enclosed self addressed envelope to follow to:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, TX 75251

Attention:  General Counsel

The undersigned hereby provides the following information to EXCO Resources, Inc. (“EXCO”) and represents and warrants that such information is accurate and complete:

1.                                       Your Identity and Background - as the Beneficial Holder of Series A-1 Hybrid Preferred Stock or Series A-2 Hybrid Preferred Stock (collectively, the “Securities”).

(a)                                  Your full legal name:

(b)                                 Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

Address:

Telephone No.:
Fax No.:

(c)                                  Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

(d)                                 If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

For the purposes of this Item 1(d), an “affiliate” of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, but does not include any individuals employed by such broker-dealer or its affiliates.

(e)                                  If your response to 1(d) above is yes, please name the broker-dealer(s) with whom you are affiliated.

(f)                                    Full legal name of person through which you hold the Securities (i.e. name of your broker or the DTC participant, if applicable, through which your Securities are held):

Name of broker:
DTC No.:
Contact person:
Telephone No.:

2.                                       Your Relationship with EXCO.

(a)                                  Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of your equity securities) held any position or office or have you had any other material relationship with EXCO (or its predecessors or affiliates) within the past three years?

☐ Yes.

☐ No.

(b)                                 If your response to item 2(a) above is yes, please state the nature and duration of your relationship with EXCO:

3.                                       Your Interest in the Securities.

(a)                                  Check any of the following that applies to you:

☐                                    I own Series A-1 Hybrid Preferred Stock:

Number of shares of Series A-1 Hybrid Preferred Stock beneficially owned:

☐                                    I own Series A-2 Hybrid Preferred Stock:

Number of shares of Series A-2 Hybrid Preferred Stock beneficially owned:

(b)                                 Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of EXCO?

☐ Yes.

☐ No.

(c)                                  If your answer to item 3(b) above is yes, state the type, the aggregate amount and, if other than Common Stock, the CUSIP No(s). of such other securities of EXCO beneficially owned by you:

Type:
Aggregate amount:
CUSIP No(s).

(d)                                 Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

☐ Yes.

☐ No.

(e)                                  At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐ Yes.

☐ No.

(f)                                    If your response to Item 3(e) above is yes, please describe such agreements or understandings.

4.                                       Nature of Your Ownership.

(a)                                  (i)                                     If the name of the beneficial holder of the Securities set forth in your response to Item 1(a) above is that of a limited partnership, state the names, business addresses (including street address) (or residence address, if no business address), telephone numbers and facsimile numbers of the general partners of such limited partnership:

Full Legal Name	Business or Residence Address	Telephone and Facsimile Numbers

(ii)                                  With respect to each general partner listed in Item 4(a)(i) above who is not a natural person, and is not publicly held, name each shareholder (or other interest holder) of such general partner, or if administered by a portfolio manager, name the portfolio manager (except where the portfolio manager has been named). If any of these named shareholders or other interest holders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity (except where the portfolio manager has been named).

Full Legal Name	Business or Residence Address	Telephone and Facsimile Numbers

(b)                                 (i)                                     If the name of the beneficial holder of the Securities set forth in your response to Item 1(a) above is that of a limited liability company, state the names, business addresses (including street address) (or residence address, if no business address), telephone numbers and facsimile numbers of the managing members of such limited liability company.

Full Legal Name	Business or Residence Address	Telephone and Facsimile Numbers

(ii)                                  With respect to each managing member listed in Item 4(b)(i) above who is not a natural person, and is not publicly held, name each shareholder (or other interest holder) of such managing member, or if administered by a portfolio manager, name the portfolio manager. If any of these named shareholders or other interest holders are not natural persons or publicly held entities, please provide the same information (except where the portfolio manager has been named). This process should be repeated until you reach natural persons or a publicly held entity (except where the portfolio manager has been named).

Full Legal Name	Business or Residence Address	Telephone and Facsimile Numbers

(c)                                  (i)                                     If the name of the beneficial holder of the Securities set forth in your response to Item l(a) above is that of a corporation that is not publicly held, state the names, business addresses (including street address) (or residence address, if no business address), telephone numbers and facsimile numbers of the controlling shareholders (the “Controlling Persons”).

Full Legal Name	Business or Residence Address	Telephone and Facsimile Numbers

(ii)                                  If any Controlling Person is not a natural person and is not a publicly held entity, name each controlling shareholder or other interest holder of such Controlling Person. If any of these named shareholders or other interest holders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

Full Legal Name	Business or Residence Address	Telephone and Facsimile Numbers

(d)                                 If the beneficial holder of the Securities set forth in response to Item 1(a) is an investment or hedge fund, name the individual or individuals who have or share voting or investment power over the Securities and describe their relationship with the beneficial owner.

(e)                                  If the beneficial holder of the Securities set forth in response to Item 1(a) is trust, name the trustee and describe its relationship with the beneficial owner.

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The undersigned hereby acknowledges its obligations under certain circumstances under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, EXCO has agreed under certain circumstances to indemnify the undersigned against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law (including interpretations of the staff of the Commission with which EXCO is required to comply) for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify EXCO of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. In particular, the undersigned agrees to promptly notify EXCO if it sells or otherwise transfers any of the Securities other than pursuant to the Shelf Registration Statement.

All notices to the beneficial owner hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the undersigned at the address set forth in Item 1(b) of this Notice and Questionnaire.

By signing below, the undersigned acknowledges that it is the beneficial owner of the Securities set forth herein, represents that the information provided herein is accurate, consents to the disclosure of the information contained in this Notice and Questionnaire and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by EXCO in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the undersigned beneficial owner and received by EXCO, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of EXCO and the undersigned beneficial owner. This Agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Name of Beneficial Owner:

(Please Print)

Signature:

Name:

Title:

Date:

ANNEX B

Plan of Distribution

The Company is registering the shares of Hybrid Preferred Stock to permit the resale of the shares of Hybrid Preferred Stock by its Holders from time to time according to the terms of the Registration Rights Agreement, dated March 28, 2007, among the Company and the purchasers signatory thereto (the “Agreement”). The Company will not receive any of the proceeds from the sale by the selling Holders of the shares of Hybrid Preferred Stock. The Company will bear all fees and expenses incident to its obligation to register the shares of Hybrid Preferred Stock.

The Holders may sell all or a portion of the shares of Hybrid Preferred Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Hybrid Preferred Stock are sold through underwriters or broker-dealers, the selling Holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Hybrid Preferred Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve:

•                                          crosses or block transactions

•                                          on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                                          in the over-the-counter market;

•                                          in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                                          through the writing of options, whether such options are listed on an options exchange or otherwise;

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          short sales;

•                                          sales pursuant to Rule 144;

•                                          broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

If the selling Holders effect such transactions by selling shares of Hybrid Preferred Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling Holders or commissions from purchasers of the shares of Hybrid Preferred Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Hybrid Preferred Stock or otherwise and if then permitted by the Preferred Stock Purchase Agreement, dated March 28, 2007, among the Company and the purchasers signatory thereto, the selling Holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Hybrid Preferred Stock in the course of hedging in positions they assume. The selling Holders may also sell shares of Hybrid Preferred Stock short and deliver shares of Hybrid Preferred Stock covered by a prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling Holders may also loan or pledge shares of Hybrid Preferred Stock to broker-dealers that in turn may sell such shares.

The selling Holders may pledge or grant a security interest in some or all of the shares of Hybrid Preferred Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Hybrid Preferred Stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling Holders to include the pledgee, transferee or other successors in interest as selling Holders under such prospectus. The selling Holders also may transfer and donate the shares of Hybrid Preferred Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

The selling Holders and any broker-dealer participating in the distribution of the shares of Hybrid Preferred Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Hybrid Preferred Stock is made, a prospectus, if required, will be distributed which will set forth the aggregate amount of shares of Hybrid Preferred Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Hybrid Preferred Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Hybrid Preferred Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling Holder will sell any or all of the shares of Hybrid Preferred Stock registered pursuant to the Shelf Registration Statement.

The selling Holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Hybrid Preferred Stock by the selling Holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Hybrid Preferred Stock. All of the foregoing may affect the marketability of the shares of Hybrid Preferred Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Hybrid Preferred Stock.

The Company will pay all expenses of the registration of the shares of Hybrid Preferred Stock pursuant to the Agreement, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling Holder will pay all underwriting discounts and selling commissions, if any. The Company will indemnify the selling Holders against liabilities, including some liabilities under the Securities Act, in accordance with the Agreement, or the selling Holders will be entitled to contribution. The Company may be indemnified by the selling Holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to the Company by the selling Holder specifically for use in a prospectus, in accordance with Agreement, or the Company may be entitled to contribution.

Once sold under the registration statement, the shares of Hybrid Preferred Stock will be freely tradable in the hands of persons other than the Company’s affiliates.